                                                                   EXHIBIT 99.01

                                                                  EXECUTION COPY



                        REGISTRATION RIGHTS AGREEMENT

                                by and among

                        QUINTILES TRANSNATIONAL CORP.

                                     and

                  THE SHAREHOLDERS LISTED IN ANNEX A HERETO



                  ________________________________________

                        Dated as of November 29, 1996
                  ________________________________________

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                               TABLE OF CONTENTS

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                                                                                                         PAGE
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
 Section 1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   1

 Section 2.       Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . .                   5
                  2.1     Initial Secondary Offering  . . . . . . . . . . . . . . . . . .                   5
                  2.2     Shelf Registration  . . . . . . . . . . . . . . . . . . . . . .                   6
                  2.3     Demand Rights   . . . . . . . . . . . . . . . . . . . . . . . .                   8
                  2.4     "Piggy-Back" Rights   . . . . . . . . . . . . . . . . . . . . .                  10
                  2.5     Allocation of Securities Included in a Public Offering  . . . .                  11
                  2.6     Requirements with Respect to Registration   . . . . . . . . . .                  12

 Section 3.       Hold-Back Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .                  15

 Section 4.       Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . .                  16

 Section 5.       Representations, Warranties and Agreements  . . . . . . . . . . . . . .                  17
                  (a)     Company Representations, Warranties and Agreements  . . . . . .                  17
                  (b)     Holder Representations, Warranties and Agreements   . . . . . .                  18

 Section 6.       Survival of Representations and Agreements  . . . . . . . . . . . . . .                  19

 Section 7.       Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  19
                  (a)     Indemnification by Quintiles  . . . . . . . . . . . . . . . . .                  19
                  (b)     Indemnification by Holder of Registrable Securities   . . . . .                  20
                  (c)     Conduct of Indemnification Proceedings  . . . . . . . . . . . .                  20
                  (d)     Contribution  . . . . . . . . . . . . . . . . . . . . . . . . .                  22
                  (e)     Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . .                  23
                  (f)     Underwriting Agreement Controls   . . . . . . . . . . . . . . .                  23

 Section 8.       Underwritten Registration . . . . . . . . . . . . . . . . . . . . . . .                  23

 Section 9.       Unregistered Offerings  . . . . . . . . . . . . . . . . . . . . . . . .                  23

 Section 10.      Priority of Holders . . . . . . . . . . . . . . . . . . . . . . . . . .                  24

 Section 11.      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  24
                  (a)     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . .                  24
                  (b)     Amendments and Waivers  . . . . . . . . . . . . . . . . . . . .                  24
                  (c)     Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .                  25
                  (d)     Interpretation  . . . . . . . . . . . . . . . . . . . . . . . .                  25
                  (e)     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .                  26
                  (f)     Entire Agreement; No Third Party Beneficiaries  . . . . . . . .                  26
                  (g)     Governing Law   . . . . . . . . . . . . . . . . . . . . . . . .                  26
                  (h)     Severability  . . . . . . . . . . . . . . . . . . . . . . . . .                  26
                  (i)     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .                  26
                  (j)     Attorney's Fees   . . . . . . . . . . . . . . . . . . . . . . .                  26
                  (k)     Use of Terms  . . . . . . . . . . . . . . . . . . . . . . . . .                  26





                                       i
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                         REGISTRATION RIGHTS AGREEMENT


                 This Registration Rights Agreement (this "Agreement") is dated as of November 29, 1996, and is being entered by and among QUINTILES TRANSNATIONAL CORP., a North Carolina corporation ("Quintiles"), and the persons listed in Annex A hereto, each of which are sometimes referred to herein individually as a "Holder" and collectively as the "Holders."


                                    RECITALS

                 WHEREAS, the Boards of Directors of Quintiles and INNOVEX LIMITED, a company organized under the laws of England and Wales with limited liability and having the registered number 3127220 ("Innovex"), have determined that it is in the best interests of their respective companies and shareholders to enter into the Share Exchange Agreement (the "Share Exchange Agreement") dated as of October 4, 1996, among Quintiles, Innovex and the Holders; and

                 WHEREAS, Quintiles, Innovex and the shareholders of Innovex have entered into the Share Exchange Agreement pursuant to which the shareholders of Innovex will exchange their Ordinary Shares, nominal value 0.1p per share, and their Preferred Ordinary Shares, nominal value 0.1p per share, for shares of Common Stock, par value $0.01 per share, of Quintiles (the "Exchange"); and

                 WHEREAS, the parties wish to make certain covenants and agreements concerning, among other things, the registration of the shares of Common Stock of Quintiles under the Securities Act of 1933, as amended; and

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:


SECTION 1.       DEFINITIONS.

                 As used in this Agreement, the following terms shall have the following meanings:

                 "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.





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                 "Blackout Period" shall have the meaning set forth in Section
2.3(b).

                 "BRI" shall mean BRI International Inc.

                 "Closing" shall mean the closing of the Exchange under the Share Exchange Agreement.

                 "Commission" shall mean the United States Securities and Exchange Commission or any other United States federal agency at the time administering the Securities Act or the Exchange Act.

                 "Common Stock" shall mean the Common Stock, par value $0.01 per share, of Quintiles.

                 "Company" shall have the meaning set forth in the introductory paragraph to this Agreement.

                 "Demand Period" shall have the meaning set forth in Section 2.5(a).

                 "Demand Request" shall have the meaning set forth in Section 2.3(a).

                 "Demanding Holder" shall have the meaning set forth in Section 2.3(a).

                 "Effectiveness Period" shall have the meaning set forth in
Section 2.2(a).

                 "Exchange" shall have the meaning set forth in the second recital of this Agreement.

                 "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any United States federal statute then in effect that has replaced such statute, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement United States federal statute.

                 "Existing Holders" shall mean certain persons who (i) were holders of Common Stock prior to the date of this Agreement or (ii) received or will receive Common Stock in connection with the acquisition by Quintiles of BRI.

                 "Holder" or "Holders" shall have the meaning set forth in the introductory paragraph to this Agreement and shall also include any assignee or transferee of a Registrable Security (i) (A) that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the initial Holder or (B) that is otherwise approved by Quintiles (such approval not to be unreasonably withheld) and (ii) agrees in writing





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at the time of such assignment or transfer to be bound by the restrictions set forth herein. Otherwise, registration rights are non-transferable except as set forth in Section 11(i) hereof.

                 "Initial Secondary Offering" shall have the meaning set forth in Section 2.1(a).

                 "Initial Shelf Registration" shall have the meaning set forth in Section 2.2(a).

                 "Joining Request" shall have the meaning set forth in Section 2.3(a).

                 "Maximum Number" shall have the meaning set forth in Section 2.3(b).

                 "Notice of Demand Request" shall have the meaning set forth in
Section 2.3(a).

                 "Other Securities" shall have the meaning set forth in the definition of Registrable Securities.

                 "Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

                 "Pooling Publication Date" shall mean the date on which Quintiles shall have published financial results covering at least 30 days of combined operations of Quintiles and Innovex following the Closing.

                 "Preliminary Prospectus" shall mean any preliminary prospectus that may be included in any Registration Statement.

                 "Priority Period" shall have the meaning set forth in Section 5(a)(v).

                 "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                 "Public Offering" shall mean the offer of shares of Common Stock on a broadly-distributed basis, not limited to sophisticated investors, pursuant to a firm-commitment or best-efforts underwriting arrangement.

                 "Registrable Securities" shall mean all shares of Common Stock beneficially owned by a Holder on the date hereof (after giving effect to the Closing) and set forth on Annex





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

A attached hereto. As to any particular Registrable Securities, such shares shall cease to be Registrable Securities (a) when a Registration Statement with respect to the sale of such shares shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) when such shares shall have been sold under Rule 144 (or any successor provision) under the Securities Act, (c) when such shares shall have ceased to be outstanding, (d) after the Demand Period, when such shares may be transferred without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (only to the extent, and at times, during which the Holders would be able to sell pursuant to such volume limitations a number of shares of Common Stock in any 90-day period that is not less than the limits in Section 2.2(a)), or (e) when a Holder sells or otherwise transfers its Registrable Securities to any person, including another Holder, unless the sale or transfer is to a Holder in compliance with the definition of "Holder"; provided that in the case of clause
(d), Quintiles' in-house counsel or regular outside counsel shall have delivered a written opinion addressed to the transfer agent for Quintiles Common Stock to the effect that such shares may be sold without registration pursuant to Rule 144. The Holders shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Quintiles' counsel to provide such opinion. If as a result of any reclassification, stock split, stock dividend, business combination, exchange offer or other transaction or event, any capital stock, evidences of indebtedness, warrants, options, rights or other securities (collectively "Other Securities") are issued or transferred to a Holder in respect of Registrable Securities held by such Holder, references herein to Registrable Securities shall be deemed to include such Other Securities.

                 "Registration Statement" shall mean any registration statement of Quintiles under the Securities Act that covers any of the Registrable Securities, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statements.

                 "Regulations" shall mean the General Rules and Regulation of the Commission under the Securities Act.

                 "Required Holders" shall mean, as of any date of determination, the Holders of 75% in interest of Registrable Securities outstanding as of such date.

                 "Rule 144" shall mean Rule 144 of the Regulations, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                 "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any United States federal statute then in effect which has replaced such statute, and a





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reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such replacement statute.

                 "Seller" shall have the meaning set forth in Section 2.3(a).

                 "Share Exchange Agreement" shall have the meaning set forth in the first recital of this Agreement.

                 "Shelf Blackout Period" shall have the meaning set forth in
Section 2.2(d).

                 "Shelf Registration" shall have the meaning set forth in
Section 2.2(b).

                 "Subsequent Shelf Registration" shall have the meaning set forth in Section 2.2(b).

                 "underwritten registration or underwritten offering" shall mean a registration in which securities of Quintiles are sold to an underwriter for reoffering to the public.


SECTION 2.  REGISTRATION RIGHTS.

                 2.1      INITIAL SECONDARY OFFERING.

                 (a) Quintiles shall prepare and file with the Commission a Registration Statement for an offering (the "Initial Secondary Offering") by the Holders of an aggregate of at least 2.7 million shares of its Common Stock and shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable after the Pooling Publication Date. As part of the Initial Secondary Offering, the Company may issue and sell up to 1 million shares of its authorized but unissued Common Stock, and Existing Holders may sell up to 300,000 shares of Common Stock. If, prior to the completion of the Initial Secondary Offering, any Holder or Holders sell Registrable Securities, the amount of Registrable Securities includible in the Initial Secondary Offering shall be reduced by the amount of such sales and the requirements of the Initial Secondary Offering shall be deemed satisfied if such lesser amount is sold pursuant to the Initial Secondary Offering. The Managing Underwriter for the Initial Secondary Offering will be selected jointly by Quintiles and the Required Holders (the "Initial Managing Underwriter").

                 (b) The number of shares of Common Stock to be offered and sold by the Holders in the Initial Secondary Offering shall be pro rata to their respective shareholdings. In the event that any Holders elect not to include in the Initial Secondary Offering shares of Common Stock which they would otherwise be entitled to include pursuant to the preceding sentence, or Existing Holders or Quintiles elect not to include in the Initial Secondary Offering shares of Common Stock which they would otherwise be entitled to include pursuant to Section 2.1(a) hereof, the number of shares not offered and sold by any such Holders or Existing





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

Holders or Quintiles may be offered and sold by the Holders who so elect pro rata to their respective shareholdings. If the Initial Managing Underwriter for such offering shall advise Quintiles in writing that the number of shares of Common Stock contemplated by Section 2.1(a) exceeds the maximum number which such Initial Managing Underwriter believes in good faith to be appropriate based on market conditions and other factors, including pricing, the identity of Holders and Existing Holders selling shares of Common Stock and the proportion of such shares being sold by Quintiles, Existing Holders and the Holders, respectively, the number of shares of Common Stock shall be reduced among Quintiles, the several Holders and the Existing Holders such that, of the total number of shares of Common Stock offered and sold in the Initial Secondary Offering (without giving effect to the exercise of any overallotment option), 67.5% shall be offered and sold by the Holders, 25.0% shall be offered and sold by Quintiles and 7.5% shall be offered and sold by the Existing Holders.

                 (c) In the event that in connection with the Initial Secondary Offering, an overallotment option is to be granted to the underwriters, shares of Common Stock to be sold pursuant to such option will be sold only by the Holders pro rata to their respective shareholdings. In the event that any Holders elect not to include in the Initial Secondary Offering shares of Common Stock which they would otherwise be entitled to include pursuant to the preceding sentence, the number of shares not offered and sold by any such Holders may be offered and sold by the Holders who so elect pro rata to their respective shareholdings.

                 (d) Quintiles represents to the Holders that it has been advised by the financial advisors advising it on the Exchange that an offering of at least 4 million shares of Common Stock to be sold by Quintiles, Existing Holders and the Holders in the proportions contemplated hereby is feasible based on the assumption that the Exchange is completed and market conditions existing on the date of the Share Exchange Agreement do not deteriorate significantly. If the size of the Initial Secondary Offering may, in the view of the Initial Managing Underwriter, Quintiles and the Holders, be increased to a level in excess of 4 million shares of Common Stock, any shares of Common Stock to be sold in excess of 4 million shall be sold only by the Holders pro rata to their respective shareholdings.

                 (e) Notwithstanding the foregoing, in the event that the Maximum Number (as defined below) of shares of Common Stock to be sold in the Initial Secondary Offering is less than 4 million but in excess of 1.75 million shares, the number of shares to be sold in such a reduced offering by each of Quintiles, the Holders and the Existing Holders, respectively, shall be in such ratio as indicated in Annex B attached hereto.

                 2.2 SHELF REGISTRATION. (a) INITIAL SHELF REGISTRATION. Quintiles shall prepare and file with the Commission no later than 90 days following the settlement of the Initial Secondary Offering, or, if such settlement shall not have occurred on or prior to March 31, 1997, no later than March 31, 1997, one or more Registration Statements under the Regulations covering at least 5 million Registrable Securities for offerings to be made by Holders from time to time in the aggregate amount of no more than 500,000 Registrable Securities in any 90 day





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

period (any or all such Registration Statements being hereinafter referred to as the "Initial Shelf Registration"); provided, however, that the volume of Registrable Securities that may be sold pursuant to the plan of distribution described in any Registration Statement for the Initial Shelf Registration may be increased from time to time by Quintiles after consultation with Goldman, Sachs & Co. upon reasonable prior notice to the Holders. The Initial Shelf and any Subsequent Shelf Registrations shall be non-underwritten. The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them subject to the provisions hereof. Quintiles shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act not later than (i) the 121st calendar day subsequent to the settlement of the Initial Secondary Offering or
(ii) if such settlement shall not have occurred on or prior to March 31, 1997, on or as soon as practicable after March 31, 1997 and to keep the Initial Shelf Registration continuously effective under the Securities Act until such time as the earlier of (i) 4 million of the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) a Subsequent Shelf Registration (as defined herein) covering all of the Registrable Securities covered by the Initial Shelf Registration and not previously sold has been declared effective under the Securities Act, (iii) registration of the Registrable Securities is no longer required under the Securities Act and the Holder may sell all remaining Registrable Securities in the open market in amounts that equal or exceed the amount that can be sold under this clause pursuant to the volume and other limitations of Rule 144 or otherwise (giving effect to the 90-day period in both cases), (iv) the covered securities cease to be Registrable Securities or (v) three years have elapsed from the date on which the Initial Shelf Registration was first declared effective (the "Shelf Effectiveness Period").

                 (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Shelf Effectiveness Period (other than because of the sale of all of the securities registered thereunder), Quintiles shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness (i) amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or (ii) file an additional Registration Statement covering all of the Registrable Securities covered by the Initial Shelf Registration and not previously sold (a "Subsequent Shelf Registration") for an offering to be made by the holders on a delayed or continuous basis under the Regulations. If a Subsequent Shelf Registration is filed, Quintiles shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for the remaining portion of the Shelf Effectiveness Period. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                 (c) SUPPLEMENTS AND AMENDMENTS. Quintiles shall supplement and amend the Shelf Registration if required by the Regulations applicable to the registration form used for such





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

Shelf Registration, if required by the Securities Act or the Regulations, or if reasonably requested by the Holders of a majority in interest of the Registrable Securities covered by such Registration Statement.

                 (d) BLACKOUT PERIOD. Notwithstanding the other provisions of this Section 2.2, Quintiles shall have the right to delay the filing of any Shelf Registration otherwise required to be prepared and filed by Quintiles pursuant to this Section 2.2, or to suspend the use of any Shelf Registration, for a period not in excess of 90 days (a "Shelf Blackout Period") if Quintiles determines that the registration and distribution of the Registrable Securities to be covered by such Shelf Registration would materially interfere with any pending financing, acquisition or other transaction involving Quintiles or would require disclosure of information which is in its best interest not to publicly disclose provided, that, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant financing, acquisition or other transaction or upon public disclosure by Quintiles or public admission by Quintiles of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed; and provided, further, that Quintiles shall furnish to the Holders a certificate of an executive officer of Quintiles to the effect that an event permitting a Blackout Period has occurred (and no other reason need be given); provided, further, that for each Shelf Blackout Period, the Holders' right to have a minimum number of Registrable Securities sold pursuant to Section 2.2 shall be extended by an equal period beyond the date such right would otherwise have terminated. Quintiles will promptly give the Holders written notice of such determination and an approximation of the period of the anticipated delay; provided, however, that the aggregate number of days included in all Shelf Blackout Periods during any consecutive 12 months shall not exceed 180 days. Each Holder agrees to cease all disposition efforts under such Registration Statement with respect to Registrable Securities held by such Holder immediately upon receipt of notice of the beginning of any Shelf Blackout Period. Quintiles shall provide written notice to the Holders of the end of each Shelf Blackout Period.

                 (e) MANNER OF SALE. The Holders agree that all sales of Registrable Securities covered by a Shelf Registration shall be made through one of the top three market-makers (in terms of NASDAQ-trading volume) in Quintiles Common Stock subject to such market-makers offering best market terms.

                 2.3 DEMAND RIGHTS. (a) Subject to Section 2.3(b) below, at any time, and from time to time, on or after the date on which Holders are first permitted to sell shares following the Initial Secondary Offering any Holder or group of Holders who hold and propose to sell Registrable Securities with an aggregate value of at least $50 million (herein, individually or collectively, as the case may be, a "Demanding Holder"), shall have the right to require Quintiles to file a Registration Statement under the Securities Act for a Public Offering of all or part of such Demanding Holder's Registrable Securities, up to a maximum of 2.7 million shares in the aggregate, reduced by the number of shares of Common Stock previously sold by Holders in the Initial Secondary Offering or pursuant to any prior Demand Request, by delivering written notice thereof to Quintiles specifying the number of Registrable Securities to





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

be included in such registration and the intended method of distribution thereof (the "Demand Request"). Quintiles shall, within 10 days after receipt, give written notice by facsimile transmission (the "Notice of Demand Request") of such Demand Request to all Holders of any Registrable Securities. Thereupon Quintiles shall prepare and file with the Commission as promptly as practicable following the receipt of the Notice of Demand Request, and in any event within 30 days thereafter, a Registration Statement covering, and shall use its best efforts to effect the registration under the Securities Act of, (i) the Registrable Securities included in the Demand Request, for disposition in accordance with the intended method of disposition stated in the Demand Request and (ii) all other Registrable Securities as to which the Holders thereof that have received a Notice of Demand Request and shall have made a written request (a "Joining Request") to Quintiles for registration thereof within ten days after the transmittal of such Notice of Demand Request, in each case subject to the 2.7 million (or lesser) share maximum referred to in the preceding sentence, all to the extent necessary to permit the sale or other disposition by such Holders (each, a "Seller" and, collectively, the "Sellers") of such Registrable Securities.

                 (b) Quintiles's obligations pursuant to Section 2.3(a) above are subject to the following limitations and conditions: (i) Quintiles shall not be obligated to fulfill the requirements or file the Registration Statement referred to therein (A) during any period of time (not to exceed sixty (60) days in the aggregate with respect to each request) when Quintiles has determined to proceed with a Public Offering (whether for its own account or that of any Holder pursuant to any previously received Demand Request and related Joining Request) and, in the judgment of the managing underwriter thereof, the fulfillment of such requirements or such filing would have an adverse effect on the material terms of such offering, (B) during any period of time (not to exceed ninety (90) days with respect to each request) when Quintiles is in possession of material information that Quintiles (x) has determined, after advice of Quintiles's lead US securities counsel, would be required to be disclosed in an offering registered under the Securities Act and
(y) reasonably deems is in Quintiles's best interests not to publicly disclose, or (C) during the 90-day period following the effectiveness of any previous Registration Statement (the periods of time referred to in subclauses (A), (B) and (C) hereof being hereinafter referred to as "Blackout Periods"); provided, that the aggregate period of time during which Quintiles shall be relieved from its obligation to file such a Registration Statement pursuant to this clause
(i) shall in no event exceed ninety (90) consecutive days with respect to each request; provided, further, that, in the case of a Blackout Period pursuant to sub-clause (i)(A) above, the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant securities offering; provided, further, that in the case of a Blackout Period pursuant to sub-clause (i)(B) above, the Blackout Period shall earlier terminate upon public disclosure by Quintiles or public admission by Quintiles of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed without breach of the last sentence of this subsection (b); and provided, further, that in the case of a Blackout Period pursuant to sub-clauses (i)(A), (B) or (C) above, Quintiles shall furnish to the Security Holders a certificate of an executive officer of Quintiles to the effect that an event permitting a Blackout Period has occurred and is continuing (and no other reason need be given); provided, further, that Quintiles





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

shall not be entitled to exercise its rights under sub-clause (i)(B) more than three (3) times in any twenty-four (24) month period, and under sub-clause
(i)(C) more than one (1) time in any nine-month period; and provided, further, that if prior to the expiration of any Blackout Period the Demanding Holders withdraw their Demand Request, such request shall not be considered a Demand Request for purposes of this Section 2.3(b) and such Demand Request and any Joining Request related thereto shall be of no further effect; (ii) Quintiles shall not be required to maintain the effectiveness of a Registration Statement filed pursuant to Section 2.3(a) for a period in excess of thirty (30) days;
(iii) the minimum aggregate offering price of any such Public Offering, as estimated in good faith by the managing underwriter thereof immediately prior to the time the Registration Statement with respect to any such Public Offering becomes effective, shall be at least $50 million; (iv) the number of shares of Common Stock to be sold in any such Public Offering shall not exceed the maximum number which the managing underwriter thereof considers in good faith to be appropriate based on market conditions and other relevant factors, including pricing, the identity of the Holders and Existing Holders selling shares of Common Stock and the proportion of shares of Common Stock being sold by Quintiles, by the Holders and by the Existing Holders (the "Maximum Number"); and (v) Quintiles shall not during the Demand Period (as defined below) be obligated to effect more than one Demand Registration in any six-month period.

                 (c) Subject to Section 2.5, Quintiles may elect to include in any Registration Statement filed pursuant to this Section 2.3 any authorized but unissued shares of Common Stock; provided, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of any underwriting agreement or arrangements entered into by the Demanding Holders whose Registrable Securities are also included therein.

                 (d) A request by a Holder or Holders that Quintiles file a Registration Statement shall not be considered a Demand Request if the Registration Statement relating thereto does not become effective, through no fault of the Holders.

                 2.4. "PIGGY-BACK" RIGHTS. If at any time within three years from the settlement of the Initial Secondary Offering, Quintiles proposes to register any authorized but unissued shares of Common Stock under the Securities Act on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of a Public Offering by Quintiles of such shares, Quintiles shall give written notice of such proposal at least twenty (20) days before the anticipated filing date, which notice shall include the intended method of distribution of such shares, to each of the Holders who hold Registrable Securities. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such registration statement, any proposed means of distribution of such shares and the proposed managing underwriter, if any. Subject to Section 2.5, upon the written request of any such Holder, given within ten (10) days after the receipt of any such written notice by facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Quintiles will use its best efforts to include in the registration statement with respect to such Public Offering the number of the Registrable Securities referred to in such Holder's request; provided, that, any participation in such Public Offering by such Holders shall be on substantially the same terms as Quintiles's participation therein; and provided, further, that the number of Registrable Securities to be included in any such Public Offering shall not exceed the Maximum Number. Any such Holder shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to this Section 2.4 by giving written notice to Quintiles of its election to withdraw such request at least five (5) days prior to the proposed effective date of such registration statement.

                 2.5. ALLOCATION OF SECURITIES INCLUDED IN A PUBLIC OFFERING. If the managing underwriter for any Public Offering to be effected pursuant to
Section 2.3 or Section 2.4 of this Agreement shall advise Quintiles and the Sellers in writing that the number of shares of Common Stock sought to be included in such Public Offering (including those sought to be offered by Quintiles, those sought to be offered by Sellers and those sought to be offered by Existing Holders) is more than the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures:

                 (a) until such time as the Holders have sold in the aggregate at least 2.7 million shares of Common Stock (whether through the Initial Secondary Offering or otherwise) (the "Demand Period"), Registrable Securities to be sold pursuant to any Registration Statement (whether as a result of a Demand Request or otherwise, but not including any Shelf Registration Statement) shall be allocated among the Holders and Quintiles and Existing Holders such that, of the total number of shares sold pursuant to such Registration Statement, 67.5% shall be sold by the Holders, 25% shall be sold by the Company and 7.5% shall be sold by Existing Holders; provided that (i) to the extent that Existing Holders or Quintiles elect not to sell pursuant to such Registration Statement shares of Common Stock which they would otherwise be entitled to sell pursuant to the preceding clause, the number of shares not sold by such Existing Holders or Quintiles may be sold by the Holders who so elect pro rata to their respective shareholdings, and (ii) in the event that in connection with any underwritten offering pursuant to any such Registration Statement an overallotment option is granted to the underwriters, shares of Common Stock to be sold pursuant to such option shall be sold by the Holders pro rata to their respective shareholdings;

                 (b) if, following the end of the Demand Period, such registration or Public Offering is pursuant to Section 2.4 of this Agreement, (x) first, securities sought to be included at the request of Quintiles shall be included, and (y) second, if the number of securities to be registered exceeds the Maximum Number, the amount of Registrable Securities proposed to be offered by Holders shall be reduced as agreed among such Holders, to the extent necessary to reduce the total amount of securities to be included in such offering to the Maximum Number; provided that shares to be sold by the Holders are not reduced to less than 20% of all shares to be sold in such Public Offering.

                 2.6.  REQUIREMENTS WITH RESPECT TO REGISTRATION. Subject to
Section 4 and to Quintiles's rights with respect to Blackout Periods and Shelf Blackout Periods, if and whenever Quintiles is required by the provisions hereof to use its best efforts to register any Registrable Securities under the Securities Act, Quintiles shall:

                 (a) As promptly as practicable (and in the case of a Demand Request, in no event more than 30 days following such Demand Request) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective; provided, however, that, before filing any Registration Statement or prospectus or any amendments or supplements thereto, Quintiles shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, and the managing underwriters, if any, a reasonable opportunity to review and comment on copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

                 (b) As promptly as practicable, prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and to comply with the provisions of the Securities Act, and the Regulations, with respect to the sale or disposition of such Registrable Securities (the "Effectiveness Period"). In the event of an underwritten offering, Quintiles shall select the managing underwriter(s), except as provided in Section 2.1(a).

                 (c) Promptly notify each Seller of any Registrable Securities covered by such Registration Statement (A) when the Registration Statement or any related prospectus or any amendment or supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the related prospectus or for additional information, (C) of any order issued or threatened by the Commission suspending the effectiveness of such Registration Statement, preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sales in any jurisdiction Quintiles shall use its best efforts to prevent the issuance of any such order and, if any such order is issued, shall use its best efforts to obtain the withdrawal of any such order at the earliest possible moment or (D) of the receipt by Quintiles of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose.

                 (d) Immediately upon becoming aware thereof, notify each Seller and underwriter of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly make available to each Seller and underwriter any such supplement or amendment, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period or Shelf Blackout Periods, in which case no supplement or amendment need be furnished. The Holders may not make use of any Registration Statement while its use is suspended.

                 (e) Use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such securities or blue sky laws of such jurisdictions in the United States as the Sellers participating in the Public Offering or the managing underwriter thereof shall reasonably request, and do any and all other acts and things that may be reasonably necessary to enable each participating Seller or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall Quintiles be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; or to execute or file any general consent to service of process under the laws of any jurisdiction.

                 (f) Make available upon reasonable advance notice for inspection by any Seller of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Quintiles (collectively, the "Records") as shall be reasonably necessary to enable them to conduct a "reasonable" investigation for purposes of Section 11(a) of the Securities Act and cause Quintiles's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such Registration Statement.

                 (g)  Use its best efforts to cause all Registrable
         Securities covered by such Registration Statement to be (A) qualified for trading on the National Association of Securities Dealers Automated Quotation--National Market System ("NASDAQ") and (B) listed or qualified for trading on any other stock exchange or quotation service on which Quintiles's outstanding shares of Common Stock are listed or qualified for trading.

                 (h) Furnish to each Seller and each underwriter of the Registrable Securities covered by such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each Preliminary Prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller.

                 (i) In connection with an underwritten offering of Registrable Securities, enter into an underwriting agreement in such form as is customary in underwritten offerings made by selling security holders and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection,
         (A) make such representations and warranties to the underwriters and the Sellers with respect to the business of Quintiles and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings made by selling security holders, and confirm the same on the settlement date for the offering;
         (B) cause opinions of counsel to Quintiles (which counsel and opinions shall be reasonably satisfactory to the managing underwriters), to be delivered to the underwriters and the Sellers covering the matters customarily covered in opinions requested in underwritten offerings by selling security holders; (C) cause "cold comfort" letters and updates thereof (which letters and updates shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of Quintiles (and, if necessary, any other independent certified public accountants of any subsidiary of Quintiles or of any business acquired by Quintiles for which financial statements and financial data are, or are required to be, included in the Registration Statement), to be delivered to each of the underwriters and the Sellers of such Registrable Securities included in such underwritten offering (if such accountants are permitted under applicable law and accounting literature to so address "cold comfort" letters), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings by selling security holders; and (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures from Quintiles in favor of both the Sellers of such Registrable Securities and the underwriters or selling agents. The delivery of certificates, opinions and letters referred to above shall be done at each closing under such underwriting agreement, as and to the extent required thereunder.

                 (j) Comply with all applicable rules and regulations of the Commission and make generally available to security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a Public Offering and (B) if not sold to underwriters in such an offering, commencing on the first day of the fiscal quarter of Quintiles after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                 (k) Cooperate with each Seller and the managing underwriter, if any, participating in the disposition of such Registrable Securities in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                 (l) Use its best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation in "roadshows", as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

                 (m) Until there are no Registrable Securities outstanding or, if earlier, March 31, 1999, at the reasonable request of the Holders, hold periodic meetings with representatives of the Holders to report on the market for Quintiles's shares and opportunities for such Holders to effect sales of Registrable Securities.

                 (n)      With respect to any Registration Statement under
         Section 2 hereof, the Company may require each Holder disposing of Registrable Securities covered by such Registration Statement to furnish such information regarding the Holder and such Holder's intended disposition of Registrable Securities as the Company may from time to time reasonably request (with reasonable prior notice) in writing. If any such information with respect to the Holder is not furnished within a reasonable period of time after receipt of such request, the Company may exclude such Holder's Registrable Securities from such Registration Statement.

SECTION 3.       HOLD-BACK AGREEMENT.

                 (a) Each Holder whose Registrable Securities are covered by a Registration Statement filed pursuant hereto agrees, that it will upon the reasonable request (pursuant to a timely written notice) of the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the securities of Quintiles being registered, or any similar security of Quintiles, or any securities convertible or exchangeable or exercisable for such securities, including sale pursuant to Rule 144 (except in each case as part of such underwritten offering), during the period beginning 30 days prior to, and ending 120 days after, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by Quintiles or by the managing underwriter of such underwritten offering.

                 (b) Each Holder agrees with each other Holder that in connection with any underwritten offering it will not vote shares of Common Stock held by it for any capital increase the effect of which would be that Quintiles could effect any public sale or distribution of any shares of Common Stock of Quintiles, or any similar security of Quintiles, or any securities convertible or exchangeable or exercisable for such securities (except as part of such offering), during the period beginning 30 days prior to and ending 120 days after the closing date of such underwritten offering, to the extent timely notified and requested in writing by Quintiles or by the managing underwriter of such underwritten offering.


SECTION 4.       REGISTRATION EXPENSES.

                 (a) Except as provided in clause (b) below, all fees and expenses incident to the registration and sale of the Registrable Securities shall be borne by Quintiles whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for Quintiles or the underwriters, or both, in connection with Blue Sky qualifications of the Registrable Securities)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing Preliminary Prospectuses, Prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and Blue Sky memoranda), (iii) fees and disbursements of counsel for Quintiles, (iv) fees and disbursements of all independent certified public accountants for Quintiles (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (v) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Rule 2720 of the Conduct Rules of the NASD, (vi) Securities Act liability insurance, if Quintiles so desires such insurance,
(vii) the expenses and costs of any roadshow (including travel, meals, accommodation and other arrangements for any investor presentations or meetings); (viii) the fees, expenses and costs of any public relations, investor relations or other consultants retained by Quintiles in connection with any roadshow (including travel and other arrangements for any investor presentations or meetings); (ix) all out-of-pocket expenses of Quintiles (including, without limitation, expenses incurred by officers and employees of Quintiles performing legal or accounting duties or participating in "roadshow" presentations), and (x) the fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any securities exchange or automated securities quotation system ((i) through (x) above collectively, "Registration Expenses").

                 (b) Each Seller shall pay all underwriting discounts and commissions or broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Seller's account and any fees and expenses of legal counsel and other advisors separately engaged by them for such Seller.

SECTION 5.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                 (a) Quintiles Representations, Warranties and Agreements. Quintiles represents and warrants to, and agrees with, each Holder that:

                          (i) Quintiles has all requisite corporate power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized, executed, and delivered by Quintiles. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any United States federal, state, local, or other governmental authority or any court or other tribunal is required by Quintiles for the execution, delivery or performance of this Agreement by Quintiles (except filings under the Securities Act which will be made and any consents under Blue Sky or state securities laws which will be obtained).

                          (ii)    Quintiles shall not enter into any
         transaction involving the issuance or transfer by any other Person of Other Securities to any Holder, or any merger or consolidation in which it is not the surviving Person, or any sale, lease or other transfer of all or substantially all the assets of Quintiles, unless effective provision is made for the assumption by such other Person, jointly and severally with Quintiles if Quintiles shall remain in existence, of all of the obligations of Quintiles hereunder, and in the case of any such issuance or transfer, the registration of such Other Securities on the same basis as the registration of the other Registrable Securities hereunder.

                          (iii) The execution and delivery of this Agreement by Quintiles do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of Quintiles or any of its subsidiaries pursuant to any provisions of (i) the articles of incorporation, by-laws or similar governing documents of Quintiles or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any governmental authority applicable to Quintiles or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Quintiles or any of its subsidiaries is a party or by which it or any of its properties or assets may be bound or affected.

                          (iv) Quintiles covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, will make available "adequate current public information concerning Quintiles within the meaning of paragraph (c) of Rule 144" and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144. Upon the request of any Holder, Quintiles will deliver to such Holder a written statement as to whether it has complied with such requirements.

                          (v) Quintiles covenants that it will not conduct any offering of equity (or equity-linked) securities, whether registered under the Securities Act or otherwise, from and after the date of the Closing until the earlier of (A) the closing of the Initial Secondary Offering and (B) March 31, 1997 (the "Priority Period") (excluding, for the avoidance of doubt, the Initial Secondary Offering itself), other than securities issued (i) in connection with Quintiles's acquisition of BRI, (ii) pursuant to any employee benefit plans, employee stock option plans and stock purchase plans of Quintiles as in effect as of the date of this Agreement, (iii) shares of Common Stock issued upon conversion of the convertible debentures of Quintiles outstanding as of the date of this Agreement, or (iv) in an amount not to exceed an aggregate of 1,000,000 shares of Quintiles Common Stock in connection with one or more acquisitions, unless any such issuances will, in the judgment of one or more Holders of at least 25% of the outstanding Registrable Securities, risk a delay in the Initial Secondary Offering or jeopardize the ability of the Holders to participate in the Initial Secondary Offering on the terms contemplated herein.

                 (b) Holder Representations, Warranties and Agreements. Each Holder represents and warrants to, and agrees with, Quintiles, that:

                          (i) Such Holder, if not a natural person, is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Such Holder has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized by such Holder, if not a natural person, and has been duly executed and delivered by such Holder.

                          (ii) Neither such Holder nor any such Holder's Affiliates will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of Quintiles.

                          (iii) Such Holder shall promptly furnish to Quintiles upon Quintiles's request any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder in connections with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein.


SECTION 6.       SURVIVAL OF REPRESENTATIONS AND AGREEMENTS.

                 All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Quintiles, any Holder, or any other Person and shall survive termination of this Agreement.


SECTION 7.       INDEMNIFICATION.

                 (a) Indemnification by Quintiles. Quintiles shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, and any underwriter participating in the distribution, their respective officers, directors and agents and employees of each of them, each Person who controls each such holder or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person (individually, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of investigating, preparing to defend, defending and appearing as a third-party witness and attorney's fees and disbursements) and expenses, including any amounts paid in respect of any settlements (collectively, "Losses"), joint or several, without duplication, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplements thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus or form of prospectus, or in any amendments or supplements thereto, or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except, in either case, (i) to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to Quintiles by such Indemnified Person expressly for use therein and (ii) if the person asserting any such Losses who purchased the Registrable Securities which are the subject thereof did not receive a copy of an amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended and supplemented).

                 (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder of Registrable Securities shall furnish to Quintiles in writing such information as Quintiles reasonably requests for use in connection with any Registration Statement or Prospectus, and shall severally, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Quintiles, any underwriter participating in the distribution and their respective directors, officers, agents and employees, each Person who controls Quintiles or any such underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling person, from and against any and all Losses, as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of prospectus, or in any amendment or supplement thereto or in any Preliminary Prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus, or form of prospectus, or in any amendments or supplements thereto, or in any Preliminary Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission has been made therein in reliance upon and in conformity with information furnished in writing to Quintiles by such Holder expressly for use therein or (ii) the failure of such participating Holder or any underwriter acting for such participating Holder at or prior to the written confirmation of the sale of the Registrable Securities to send or deliver a copy of an amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended or supplemented) to the person asserting any such Losses who purchased the Registrable Securities which are the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such Preliminary Prospectus was corrected in the amended Preliminary Prospectus or the final Prospectus (or the final Prospectus as amended and supplemented). In no event shall the liability of any Seller of Registrable Securities hereunder be, or be claimed by Quintiles to be, greater in amount than the dollar amount of the proceeds actually received by such Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                 (c) Conduct of Indemnification Proceedings. Each Indemnified Person shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action or proceeding (including any governmental investigation) (collectively "Proceedings" and individually a "Proceeding") with respect to which such Indemnified Person seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying party was otherwise unaware of such Proceeding and the indemnifying parties shall have been materially prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such proceeding, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such Proceeding; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party or parties agree to pay such fees and expenses; or (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or an affiliate of the indemnifying party and such indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or such affiliate, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent each indemnifying party jointly and severally agrees, subject to the exception and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement. No indemnification provided for in Section 7(a) or Section 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of the provisions of Section 7(a) or Section 7(b).

                 (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect to which this
Section 7 would otherwise apply by its terms, except by reasons of Section 7(a)(i) or (ii) hereof or the failure of the indemnified party to give notice as required in Section 7(c) hereof (provided that the indemnifying party was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Where the indemnified party is an underwriter participating in the distribution of Registrable Securities, however, each indemnifying party, and, in addition, if the indemnifying party is a Holder, Quintiles, shall have an obligation to contribute to the amount paid or payable by such indemnified part as the result of such Losses in such proportion as is appropriate to reflect not only (i) the relative fault of Quintiles, the Holders and the underwriters in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations, but also (ii) the relative benefits received by the Holders on the one hand and the underwriters on the other hand from the distribution of the Registrable Securities. The relative benefit derived by the parties shall be determined by reference to, among other things, the fact that Quintiles entered into this Agreement to induce the Holders to engage in the transaction in which the Registrable Securities were acquired. The relative benefits received by the Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from any such offering (before deducting expenses) received by the Holders bear to the total underwriting discounts or commissions received by the underwriters. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 7(a) or 7(b) were available to such party.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable

Securities sold by such indemnifying party and distributed to the public were offered to the public (net of any underwriting discounts and commissions and expenses) exceeds the amount of any damages that such indemnifying party has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                 (e) Remedies Cumulative. The indemnity, contribution and expense reimbursement obligations under this Section 7 shall be in addition to any liability each indemnifying person may otherwise have and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

                 (f) Underwriting Agreement Controls. In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.


SECTION 8.       UNDERWRITTEN REGISTRATION.

                 No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders of a majority of Registrable Securities included in such offering, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custodial or escrow agreements and other documents required under the terms of such underwriting arrangements.


SECTION 9.       UNREGISTERED OFFERINGS.

                 The parties hereto hereby agree that, in the event that Quintiles or one or more Holders propose to make an underwritten Public Offering of shares of Common Stock (i) that is exempt from, or not subject to, the registration requirements of the Securities Act pursuant to Regulation S (or any successor or similar regulation) thereunder and (ii) with respect to which the Holder or Holders proposing such underwritten offering request the cooperation and participation of Quintiles or the management of Quintiles in performing due diligence and marketing such offering to potential investors, the relevant notice provisions of Section 2.3 or 2.4 will state that the offering is proposed to be made on an unregistered basis pursuant to Regulation
S. In that event, the parties agree to proceed with such an offering on an unregistered basis pursuant to Regulation S in good faith as and to the extent provided herein with respect to a registered offering and that the provisions of this Agreement will apply mutatis mutandis to such unregistered offering, including, without limitation, provisions relating to Joining Notices, Quintiles's ability to delay an offering, allocations of securities included in an offering, Quintiles's obligations with respect to an offering (including indemnification provisions and procedures), selection of underwriters, hold-back agreements, expenses associated with an offering and representations and warranties.

SECTION 10.      PRIORITY OF HOLDERS.

                 The following conditions shall apply (subject to waiver by the Required Holders); Quintiles shall use reasonable efforts to cause Dr. Dennis
B. Gillings (i) for a period of two years from and after the date of this Agreement, not to sell or otherwise transfer shares other than (A) to a private transferee which agrees to be bound by these provisions or (B) to the public in an amount during any three month period not to exceed one-half of one percent ( 1/2%) of the then outstanding shares of Quintiles Common Stock, and in the manner specified in Rule 144(f) of the Regulations, regardless of the applicability of such rule to a proposed transfer and (ii) until the end of the Demand Period if requested by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any securities of Quintiles being registered, or any similar security of Quintiles, or any securities convertible or exchangeable or exercisable for such securities including sales pursuant to Rule 144 (except in each case as part of such underwritten offering), during the period beginning 30 days prior to, and ending 120 days after, the closing date of each underwritten offering made pursuant to such Registration Statement, to the extent timely notified in writing by Quintiles or by the managing underwriter of such underwritten offering.

SECTION 11.      MISCELLANEOUS.

                 (a) Remedies. In the event of breach by any party of any of its obligations under this Agreement, the other parties, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Quintiles and each Holder agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by Quintiles or such Holder, as the case may be, of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, Quintiles or such Holder, as the case may be, shall waive the defense that a remedy at law would be adequate. No failure or delay on the part of Quintiles or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Quintiles has obtained the written consent of Holders of at least 90% of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable

Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                 (c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopier (receipt of which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Quintiles, to:

                           Quintiles Transnational Corp.
                           4709 Creekstone Drive, Riverbirch Building, Suite 300 Durham, North Carolina 27703
                           Attention: Gregory D. Porter, Esq.

          with a copy to its counsel,:

                           Smith, Anderson, Blount, Dorsett, Mitchell &
                             Jernigan, L.L.P.
                           Post Office Box 2611
                           Raleigh, North Carolina  27602-2611
                           Attention: Gerald F. Roach, Esq.


          If to Holders, at the addresses listed on Annex A hereto.

          with a copy to:

                           Sullivan & Cromwell
                           9a Ironmonger Lane
                           London EC2V 8EY, England
                           Telecopy:  44-171-710-6565
                           Telephone: 44-171-710-6500
                           Attention: Scott D. Miller

                 (d) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (e) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 (f) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as contemplated by the definition of "Holders" in Section 1 hereof, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                 (G) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, USA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                 (h) Severability. Wherever possible, each provision hereof shall be interpreted in such a manner as to be valid, legal and enforceable under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remainder of this Agreement, unless such a construction would be unreasonable or materially impair the rights or any party hereto.

                 (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without prior written consent of the other parties, except as may otherwise occur by operation of the definition of "Holders" in Section 1 hereof or to another Holder who, by such assignment, agrees to be bound by the restrictions set forth herein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                 (j) Attorney's Fees. As between parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to its costs and expenses and any other available remedy.

                 (k) Use of Terms. This Agreement contemplates the filing of Registration Statements under the Securities Act on numerous occasions involving various offers of securities. In connection with such Registration Statements, there may be identified therein one or more underwriters through which securities are to be offered on behalf of Quintiles or one or more of the Holders, or both, pursuant to either a "firm-commitment" or "best-efforts" arrangement, and, in the case where there is more than one underwriter, one or more of the underwriters may be designated as the "manager" or "representative" or the "co-managers" or "representatives" of the several underwriters. Accordingly, all references herein to an "underwriter" or "underwriters" are intended to refer to a "principal underwriter" (as defined in Rule 405 of the Regulations) and to provide for those transactions in which securities may be offered by or through one or more underwriters, and not to imply that any of the transactions contemplated hereby is conditioned in any manner whatsoever on the participation therein by one or more underwriters on behalf of any party. Nothing contained herein relating to Quintiles's obligation to enter into an underwriting agreement at any time or from time to time in the future shall impair, alter, restrict or otherwise affect in any manner whatsoever the duties of the Board of Directors of Quintiles under applicable law in approving the form, terms and provisions thereof.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                         QUINTILES TRANSNATIONAL CORP.



                         By:   /s/ Rachel R. Selisker
                               ------------------------------------------------
                         Name: Rachel R. Selisker
                         Title: Chief Financial Officer, Vice President Finance


                          /s/ Barrie Stevens
                         ------------------------------------------------------
                         BARRIE STEVENS HAIGH


                         /s/ Paul Knott, as Attorney
                         ------------------------------------------------------
                         STELLA FREEMAN


                         /s/ Barrie Haigh  /s/ Paul Knott, as Attorney
                         ------------------------------------------------------
                         TRUSTEES OF THE BARRIE HAIGH
                         CHILDREN'S SETTLEMENT NO.1


                         /s/ Barrie Haigh  /s/ Paul Knott, as Attorney
                         ------------------------------------------------------
                         TRUSTEES OF THE BARRIE HAIGH
                         CHILDREN'S SETTLEMENT NO.2

                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  HSBC PRIVATE EQUITY INVESTMENTS
                                  LIMITED


                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  LLOYDS DEVELOPMENT CAPITAL LIMITED


                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 758170)



                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 758979)


                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 757549)


                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  MSS NOMINEES LIMITED
                                  (ACCOUNT 778392)


                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  GENERAL ACCIDENT EXECUTOR AND
                                  TRUSTEE COMPANY LIMITED
                                  (ACCOUNT H715)


                                  /s/ Chris Masterson, as Attorney
                                  ----------------------------------
                                  GENERAL ACCIDENT EXECUTOR AND
                                  TRUSTEE COMPANY LIMITED
                                  (ACCOUNT H716)

                                                               *
                                                   -------------------------
                                                   PETER ALAN FORRESTER


                                                               *
                                                   -------------------------
                                                   GRAHAM WILSON


                                                               *
                                                   -------------------------
                                                   DAVID FINDLAY WHITE


                                                               *
                                                   -------------------------
                                                   DAVID MARTIN FLEET





                                                               *
                                                   -------------------------
                                                   DAVID DAWSON LILLEY


                                                               *
                                                   -------------------------
                                                   JONATHAN KENNETH BOLTE


                                                               *
                                                   -------------------------
                                                   JOHN V. BURKE


                                                               *
                                                   -------------------------
                                                   DAVID STACK


                                                               *
                                                   -------------------------
                                                   NICHOLAS JOHN McCOOKE


                                                               *
                                                   -------------------------
                                                   WILLIAM J. GLYNN-WILLIAMS

                                                    *
                                ----------------------------------------
                                PAUL KNOTT AND
                                KATHRYN MARY KNOTT, AS TRUSTEES OF
                                THE TRUST CREATED BY PAUL KNOTT AND
                                DATED OCTOBER 4, 1996



                                                    *
                                ----------------------------------------
                                PAUL KNOTT AND
                                KATHRYN MARY KNOTT, AS TRUSTEES OF
                                THE NO.2 TRUST CREATED BY PAUL KNOTT
                                AND DATED OCTOBER 4, 1996







                                                    *
                                ----------------------------------------
                                NICHOLAS J. McCOOKE AND
                                SUSAN McCOOKE, AS TRUSTEES OF THE
                                NO.1 TRUST CREATED BY NICHOLAS JOHN
                                McCOOKE AND DATED OCTOBER 4, 1996



                                                    *
                                ----------------------------------------
                                NICHOLAS J. McCOOKE AND
                                SUSAN McCOOKE, AS TRUSTEES OF THE
                                NO.2 TRUST CREATED BY NICHOLAS JOHN
                                McCOOKE AND DATED OCTOBER 4, 1996



                                                    *
                                ----------------------------------------
                                JONATHAN BOLTER AND
                                MRS. SALLY ANN BOLTER, AS TRUSTEES OF
                                THE TRUST CREATED BY JONATHAN
                                KENNETH BOLTER AND DATED OCTOBER 4, 1996

                                                  *
                                -------------------------------------
                                GRAHAM WILSON AND
                                MARY ANN BALFOUR WILSON, AS
                                TRUSTEES OF THE TRUST CREATED BY
                                GRAHAM WILSON AND DATED OCTOBER 4,
                                1996


                                                  *
                                -------------------------------------
                                DAVID WHITE AND
                                IRENE WHITE, AS TRUSTEES OF THE TRUST
                                CREATED BY DAVID WHITE AND DATED
                                OCTOBER 4, 1996


                                                  *
                                -------------------------------------
                                CHRISTOPHER S. MORLEY AND
                                MRS. ELAINE MORLEY, AS TRUSTEES OF
                                THE TRUST CREATED BY CHRISTOPHER
                                S. MORLEY AND DATED OCTOBER 4, 1996




                                *  /s/ Paul Knott
                                   ----------------------------------
                                             PAUL KNOTT
                                          ATTORNEY-IN-FACT